Exhibit 99.1

Fluor Corporation	Keith Stephens / Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7624 / 469.398.7621 tel

469.398.7000 main tel	Ken Lockwood / Jason Landkamer
Investor Relations
469.398.7220 / 469.398.7222 tel

News Release

FLUOR REPORTS THIRD QUARTER RESULTS

•            THIRD QUARTER EPS UP 22 PERCENT TO $1.05, FROM $0.86 PER SHARE A YEAR AGO

•            2014 EPS GUIDANCE ESTABLISHED AT A RANGE OF $4.10 TO $4.60

IRVING, TEXAS — October 31, 2013 — Fluor Corporation (NYSE: FLR) today announced financial results for its third quarter ended September 30, 2013.  Net earnings attributable to Fluor for the third quarter were $173 million, or $1.05 per diluted share, compared with $145 million, or $0.86 per diluted share, in the third quarter of 2012.  Consolidated segment profit for the quarter rose to $311 million, up 12 percent from $278 million a year ago.  Segment profit results reflect growth in the Oil & Gas, Government and Power segments.  Consolidated revenue was $6.7 billion, compared with $7.1 billion in the third quarter of 2012.  Revenue growth in the Oil & Gas and Power segments was offset by lower revenue in Industrial & Infrastructure and Government.

New awards for the third quarter were $5.6 billion, including $2.4 billion in Oil & Gas, $1.9 billion in Government and $846 million in Power.  The largest award in the quarter was for a new ethane cracker on the U.S. Gulf Coast.  Consolidated backlog at the end of the quarter was $36.5 billion, which compares with $37.0 billion at the end of last quarter.

“I’m pleased with what we have accomplished this year despite headwinds in our government and mining and metals businesses.  Our success to date in capturing key petrochemical projects in North America is a testament to our strong market position,” said Chairman and Chief Executive Officer David Seaton.  “We are also excited about our prospects for large LNG projects, as well as major upstream and downstream programs, particularly in what we view as the early stages of a substantial multi-year oil and gas investment cycle.”

Corporate G&A expense for the third quarter of 2013 was $46 million, compared to $41 million in the third quarter of 2012.  This increase was primarily due to higher stock price driven compensation costs.  Fluor’s cash and marketable securities balance at the end of the third quarter was $3.0 billion, up from $2.6 billion last quarter.

Outlook

The Company is narrowing its EPS guidance for 2013 to a range of $3.90 to $4.10 per share, from the previous range of $3.85 to $4.20 per share.  For 2014, the Company is establishing its initial EPS guidance at a range of $4.10 to $4.60 per share, reflecting strong growth opportunities in Oil & Gas, partly offset by a decline in the Industrial & Infrastructure group’s mining and metals business and continuing reductions in the level of Logistics Civil Augmentation Program (LOGCAP IV)  task order volume in the Government group.

Business Segments

Fluor’s Oil & Gas business reported segment profit of $108 million, which is a 24 percent increase over the third quarter of 2012.  Revenue grew 13 percent to $2.9 billion, compared with

$2.6 billion last year.  Strong third quarter results reflect growing contributions from upstream and petrochemical projects.  New awards in the quarter totaled $2.4 billion, including Fluor’s share of an engineering, procurement and construction award for the Chevron Phillips Chemical ethane cracking project in Baytown, Texas.  Backlog at the end of the third quarter was $18.7 billion, compared with $19.2 billion a year ago.

The Industrial & Infrastructure group reported segment profit of $132 million, which compares with $145 million in the third quarter of 2012.  Revenue for the third quarter was $2.7 billion, which declined from $3.5 billion a year ago due to lower contributions from the mining and metals business line.  Segment results reflect favorable performance in the industrial services and infrastructure business lines, offset by a decline in mining and metals.  Segment new awards were $472 million in the third quarter, which compares with $1.8 billion in the third quarter of 2012.  Backlog at the end of the quarter was $13.8 billion, down from $18.0 billion a year ago, primarily due to lower mining and metals awards over the past year.

The Government group reported segment profit of $38 million, up strongly from $23 million in the third quarter of 2012 when profits were impacted by reduced award fees on the LOGCAP IV contract in Afghanistan.  Revenue for the quarter declined to $675 million from $790 million a year ago.  Revenue and segment profit results for the quarter reflect a reduction in LOGCAP IV task order volume from a year ago.  New awards totaled $1.9 billion in the third quarter, including the annual funding of the multi-year Department of Energy contracts at Savannah River and Portsmouth and task orders on the LOGCAP IV contract.  Backlog at the end of the quarter was $1.8 billion, which compares with $1.6 billion a year ago.

Segment profit for Global Services was $25 million in the third quarter, which compares with $29 million a year ago.  Revenue for the quarter was $150 million, compared with $159 million a year ago.  Lower segment results were primarily driven by reduced contributions from the equipment business line.

Fluor’s Power group reported segment profit of $8 million, including expenses of $13 million for research and development activities associated with the company’s investment in NuScale.  This compares with an overall segment loss of $6 million a year ago, which included $16 million of NuScale expenses.  Segment revenue for the quarter increased substantially to $302 million, compared with $170 million a year ago, due to construction progress on solar and gas-fired projects.  New awards in the third quarter were $846 million, including $800 million for a 1,358 megawatt clean energy natural gas-fueled power plant for Dominion Virginia Power.   Segment backlog rose to $2.1 billion, from $1.6 billion last quarter.

Results for the Nine Months

Net earnings attributable to Fluor for the nine months ended September 30, 2013 were $501 million, or $3.05 per diluted share, increasing 9 percent and 12 percent, respectively, from $461 million, or $2.72 per diluted share, for the first nine months of 2012.  Revenue rose to $21.1 billion, compared with $20.6 billion a year ago.

Third Quarter Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern time on Thursday, October 31, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com.  A supplemental slide presentation will be available shortly before the call begins.  The webcast and presentation will be archived for 30 days following the call.  Certain non-GAAP financial measures, as defined under SEC rules, are included in this press release and may be discussed during the conference call.  A reconciliation of these measures is included in this press release which will be posted in the investor relations section of the Company’s website.

About Fluor Corporation

For more than 100 years, Fluor Corporation (NYSE: FLR) has partnered with its clients to design, build and maintain many of the world’s most challenging and complex capital projects.  Through its global network of offices on six continents, more than 41,000 employees provide comprehensive capabilities and world-class expertise in the fields of engineering, procurement, construction, commissioning, fabrication, operations, maintenance and project management.  Today, the company serves a global client base in the energy, chemicals, government, industrial, infrastructure, operations & maintenance, manufacturing & life sciences, mining, power and transportation sectors.  Headquartered in Irving, Texas, Fluor ranks 110 on the FORTUNE 500 list and had revenue of $27.6 billion in 2012.  For more information, visit www.fluor.com and follow us on Twitter at @FluorCorp.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions).  These forward-looking statements, including statements relating to future backlog, revenue and earnings, expected performance of the Company’s business and the outlook of the markets which the Company serves are based on current management expectations and involve risks and uncertainties.  Actual results may differ materially as a result of a number of factors, including, among other things, failure to achieve projected backlog, revenue and/or earnings levels; difficulties or delays incurred in the execution of contracts, resulting in cost overruns or liabilities, including those caused by the performance of the Company’s clients, subcontractors, suppliers and joint venture or teaming partners; intense competition in the global engineering, procurement and construction industry, which can place downward pressure on the Company’s contract prices and profit margins; the cyclical nature of many of the markets the Company serves, including the Company’s commodity-based business lines, and the Company’s vulnerability to downturns; client cancellations of, or scope adjustments to, existing contracts, including the Company’s government contracts that may be terminated at any time, and the related impacts on staffing levels and cost; current economic conditions affecting our clients, partners, subcontractors and suppliers, which may result in decreased capital investment or expenditures, or a failure to make anticipated increased capital investment or expenditures, by the Company’s clients; the Company’s failure to receive anticipated new contract awards and the related impacts on revenues, earnings, staffing levels and costs; delays or defaults in client payments; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings; foreign economic and political uncertainties that could lead to project disruptions, increased costs and potential losses; international security risks; failure to meet timely completion or performance standards that could result in higher costs, reduced profits or, in some cases, losses on projects; risks or uncertainties associated with events outside of our control, such as the effects of severe weather, which may result in project delays, increased costs, liabilities or losses on projects; the potential impact of certain tax matters including, but not limited to, those from foreign operations and ongoing audits by tax authorities; possible information technology interruptions or inability to protect intellectual property; liabilities arising from faulty services; the impact of anti-bribery and international trade laws and regulations; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; foreign exchange risks; failure to maintain safe worksites; the impact of environmental, health and safety regulations or other laws; possible limitations on bonding or letter of credit capacity; and risks or uncertainties associated with acquisitions, dispositions and investments.  Caution must be exercised in relying on these and other forward-looking statements.  Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in press releases as well as the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K filed on February 20, 2013. Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7220. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED SEPTEMBER 30	2013	2012
Revenue	$6,684.2	$7,136.1
Cost and expenses:
Cost of revenue	6,329.7	6,829.8
Corporate general and administrative expense	46.1	40.9
Interest expense, net	3.7	0.9
Total cost and expenses	6,379.5	6,871.6
Earnings before income taxes	304.7	264.5
Income tax expense	87.4	92.2
Net earnings	217.3	172.3
Less: Net earnings attributable to noncontrolling interests	44.3	27.7
Net earnings attributable to Fluor Corporation	$173.0	$144.6
Basic earnings per share
Net earnings	$1.06	$0.87
Weighted average shares	162.9	166.7
Diluted earnings per share
Net earnings	$1.05	$0.86
Weighted average shares	164.8	168.0
New awards	$5,605.7	$6,317.2
Backlog	$36,481.1	$40,846.2
Work performed	$6,534.6	$6,976.6

NINE MONTHS ENDED SEPTEMBER 30	2013	2012
Revenue	$21,060.2	$20,554.4
Cost and expenses:
Cost of revenue	20,030.9	19,653.8
Corporate general and administrative expense	110.6	109.9
Interest expense (income), net	8.9	(2.8)
Total cost and expenses	20,150.4	19,760.9
Earnings before income taxes	909.8	793.5
Income tax expense	271.8	251.5
Net earnings	638.0	542.0
Less: Net earnings attributable to noncontrolling interests	137.0	81.3
Net earnings attributable to Fluor Corporation	$501.0	$460.7
Basic earnings per share
Net earnings	$3.08	$2.74
Weighted average shares	162.7	167.9
Diluted earnings per share
Net earnings	$3.05	$2.72
Weighted average shares	164.3	169.3
New awards	$19,311.3	$22,013.2
Backlog	$36,481.1	$40,846.2
Work performed	20,606.2	$20,054.3

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2013		2012(1)
Revenue
Oil & Gas	$2,892.7		$2,551.6
Industrial & Infrastructure	2,665.0		3,465.0
Government	675.2		790.1
Global Services	149.7		159.5
Power	301.6		169.9
Total revenue	$6,684.2		$7,136.1

Segment profit (loss) $ and margin %
Oil & Gas	$108.3	3.7%	$87.2	3.4%
Industrial & Infrastructure	132.4	5.0%	145.0	4.2%
Government	37.8	5.6%	22.9	2.9%
Global Services	24.5	16.4%	29.2	18.3%
Power	7.6	2.5%	(6.0)	(3.5)%
Total segment profit $ and margin %	$310.6	4.6%	$278.3	3.9%

Corporate general and administrative expense	(46.1)		(40.9)
Interest expense, net	(3.7)		(0.9)
Earnings attributable to noncontrolling interests	43.9		28.0
Earnings before taxes	$304.7		$264.5

NINE MONTHS ENDED SEPTEMBER 30	2013		2012(1)
Revenue
Oil & Gas	$8,518.5		$6,887.4
Industrial & Infrastructure	8,879.5		10,102.0
Government	2,101.0		2,511.5
Global Services	454.0		503.0
Power	1,107.2		550.5
Total revenue	$21,060.2		$20,554.4

Segment profit (loss) $ and margin %
Oil & Gas	$319.6	3.8%	$244.7	3.6%
Industrial & Infrastructure	388.7	4.4%	389.6	3.9%
Government	92.7	4.4%	98.1	3.9%
Global Services	79.8	17.6%	100.4	19.9%
Power	11.4	1.0%	(14.5)	(2.6)%
Total segment profit $ and margin %	$892.2	4.2%	$818.3	4.0%

Corporate general and administrative expense	(110.6)		(109.9)
Interest (expense) income, net	(8.9)		2.8
Earnings attributable to noncontrolling interests	137.1		82.3
Earnings before taxes	$909.8		$793.5

(1) The company’s operations and maintenance activities, previously included in the Global Services segment, have been integrated into the Industrial & Infrastructure segment. Revenue and segment profit for 2012 have been recast accordingly.

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions, except per share amounts)

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012
Cash and marketable securities, including noncurrent	$2,977.5	$2,610.0
Total current assets	6,441.4	6,094.1
Total assets	8,727.2	8,276.0
Total short-term debt	25.4	20.8
Total current liabilities	3,812.2	3,887.1
Long-term debt	496.5	520.2
Shareholders’ equity	3,793.6	3,341.3

Total debt to capitalization % (based on shareholders’ equity)	12.1%	13.9%
Shareholders’ equity per share	$23.24	$20.58

SELECTED CASH FLOW ITEMS

($ in millions)

NINE MONTHS ENDED SEPTEMBER 30	2013	2012

Cash provided by operating activities	$712.6	$510.3

Investing activities
Net (purchases) sales and maturities of marketable securities	12.1	(88.8)
Capital expenditures	(181.1)	(188.9)
Proceeds from disposal of property, plant and equipment	33.6	65.6
Investments in partnerships and joint ventures	(37.5)	(12.0)
Consolidation of a variable interest entity	24.7	—
Acquisitions	(7.7)	(19.3)
Other items	12.1	(7.7)
Cash utilized by investing activities	(143.8)	(251.1)

Financing activities
Repurchase of common stock	—	(164.2)
Dividends paid	(52.5)	(75.6)
Repayment of 5.625% Municipal Bonds	(17.8)	—
Repayment of convertible debt and notes payable	(8.6)	(0.9)
Distributions paid to noncontrolling interests, net of capital contributions	(78.0)	(58.4)
Other Items	21.2	9.6
Cash utilized by financing activities	(135.7)	(289.5)

Effect of exchange rate changes on cash	(50.1)	19.9

Increase (Decrease) in cash and cash equivalents	$383.0	$(10.4)

Depreciation	$162.3	$155.5

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2013		2012(1)		% Chg

Oil & Gas	$2,355	42%	$1,967	31%	20%
Industrial & Infrastructure	472	8%	1,818	29%	(74)%
Government	1,933	35%	1,951	31%	(1)%
Power	846	15%	581	9%	46%
Total new awards	$5,606	100%	$6,317	100%	(11)%

NINE MONTHS ENDED SEPTEMBER 30	2013		2012(1)		% Chg

Oil & Gas	$8,729	45%	$10,933	50%	(20)%
Industrial & Infrastructure	6,284	33%	7,179	32%	(12)%
Government	2,945	15%	3,109	14%	(5)%
Power	1,353	7%	792	4%	71%
Total new awards	$19,311	100%	$22,013	100%	(12)%

BACKLOG TRENDS

($ in millions)

AS OF SEPTEMBER 30	2013		2012(1)		% Chg

Oil & Gas	$18,740	51%	$19,151	47%	(2)%
Industrial & Infrastructure	13,806	38%	17,982	44%	(23)%
Government	1,796	5%	1,629	4%	10%
Power	2,139	6%	2,084	5%	3%
Total backlog	$36,481	100%	$40,846	100%	(11)%

United States	$12,551	34%	$10,219	25%	23%
The Americas (excluding the United States)	10,442	29%	12,648	31%	(17)%
Europe, Africa and the Middle East	10,916	30%	10,566	26%	3%
Asia Pacific (including Australia)	2,572	7%	7,413	18%	(65)%
Total backlog	$36,481	100%	$40,846	100%	(11)%

(1) The company’s operations and maintenance activities, previously included in the Global Services segment, have been integrated into the Industrial & Infrastructure segment. New awards and backlog for 2012 have been recast accordingly.